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                                                                    EXHIBIT 99.2

NEWS RELEASE                                              CONTACTS: 408-995-5115

                                         MEDIA RELATIONS: BILL HIGHLANDER, X1244
                                         INVESTOR RELATIONS: RICK BARRAZA, X1125

             CALPINE PLACES HOLD ON $2 BILLION OF 2002 CAPITAL COSTS

                   MOVES AHEAD WITH 15,200 MW OF CONSTRUCTION

                     REVISES 2001 AND 2002 EARNINGS GUIDANCE

       (SAN JOSE, CALIF.) January 16, 2002 -- Following a comprehensive review of its power plant development program, Calpine Corporation [NYSE: CPN] today announced that it has adopted a revised capital expenditure program. The company intends to complete 27 power projects currently under construction as scheduled. Construction of an additional 34 advanced-stage development projects will be placed on hold pending further review, reducing previously forecasted 2002 capital spending by as much as $2 billion.

NEW FLEXIBLE CAPITAL EXPENDITURE PROGRAM

       Completion of the 27 existing projects accounting for 15,200 megawatts
(mw) already under construction will achieve Calpine's previously stated objective of more than doubling the company's generating capacity from 11,100 mw today to 23,200 mw by the end of 2002, and to 26,300 mw by the end of 2003. Once these facilities come on line, the company will have the nation's largest, most modern fleet of gas-fired power plants. These facilities will be the most economically competitive and environmentally friendly generating assets available in the domestic energy market.

       In addition, the new plan places on hold the construction of 34 projects in advanced development, totaling 15,100 mw. Development of these projects will continue until they are ready for construction, at which point they will be placed on "hot standby" status pending further review by the company.

       The company's previous capital spending forecasts included in excess of $2 billion for construction expenditures relating to these facilities. Construction of these projects will proceed when there is an established market need for additional generating resources at prices that will allow the company to meet its established investment criteria, including return on equity capital. Additionally, the company must have access to the capital required to build each project under attractive terms.

       Consistent with its more flexible capital-spending plans, Calpine is finalizing agreements with major equipment suppliers to adjust the timing of delivery and related payment schedules to reflect more appropriately the revised construction schedule.




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CALPINE PLACES HOLD ON $2 BILLION OF 2002 CAPITAL COSTS
Page 2
January 16, 2002

       The company continues to believe that the long-term need for new power plants will be significant, particularly as the national economy recovers and older, less efficient generating assets need to be replaced. As market conditions improve, the company intends to proceed with construction of its advanced development projects. Once complete, these projects will add another 15,100 mw to the company's generating portfolio for a total of 41,400 mw.

       "We remain committed to long-term growth strategies that will generate attractive, sustainable returns for our shareholders while meeting the power needs of the markets we serve," said Calpine CEO Peter Cartwright. "Calpine believes the depressed prices in the domestic energy markets are temporary, and that demand for power will grow as the weather normalizes and the national economy recovers. We are well positioned to grow as the demand for power increases and as older generation is replaced."

       "Our disciplined capital spending plan will allow us to continue to advance our program of Repowering America with clean, efficient energy centers in key energy markets while -- at the same time -- moving forward in a careful, deliberate manner governed by the prudent use of capital," Cartwright said.

RECENT CAPITAL MARKETS FINANCINGS TOTALING $5 BILLION ADDRESS 2002 LIQUIDITY, FINANCING NEEDS

       Notwithstanding recent uncertainties in the domestic energy and capital markets, Calpine has demonstrated the ability to raise substantial capital to meet both its liquidity needs and its 2002 construction financing requirements. In the last three months, the company has raised nearly $5 billion of capital, including $2.6 billion in bonds issued in the U.S., Canada, the UK and other European markets, $1.2 billion in convertible bonds, and an additional $1 billion unsecured working capital credit facility which was announced last week.

       These recent financings, along with the company's existing corporate revolving credit facility and anticipated cash flow, provide Calpine with the capital required to retire our zero coupon convertible debentures and to complete all 27 projects currently under construction.

       The company also stated that an important 2002 objective is to continue to work with Moody's Investors Service and Fitch, Inc. to restore its investment grade status and to pursue an initial investment grade rating from Standard & Poor's. "The major credit rating agencies are changing their criteria for evaluating and assigning investment grade ratings in the wake of the Enron situation. We will continue to have discussions with these agencies to ensure that we take the right steps to achieve and maintain investment grade status," Cartwright added.


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CALPINE PLACES HOLD ON $2 BILLION OF 2002 CAPITAL COSTS
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January 16, 2002

YEAR END 2001/2002 EARNINGS OUTLOOK

       As a result of the nationwide economic slowdown, the industry experienced lower industrial demand during 2001 which, along with unusually mild weather, reduced prices for power. In light of these factors, the company now anticipates that 2001 earnings -- (before deduction of non-recurring merger costs in connection with the Encal Energy Ltd. pooling-of-interests transaction) and Earnings Before Interest Tax, Depreciation and Amortization, as adjusted(1) (EBITDA, as adjusted) -- will be approximately $1.95 per share and $1.6 billion, respectively. These projected 2001 earnings represent a 63 percent increase over 2000 earnings. The company said it would provide further details with respect to year-end earnings in its January 31 earnings release and conference call.

       The company is also updating its estimates for earnings per share and EBITDA, as adjusted in 2002 to approximately $1.70 and $2 billion, respectively. These new estimates reflect continued uncertainty over the timing of a domestic economic recovery and a return to more normal weather. The company intends to refine these estimates when market and other conditions provide greater visibility into 2002 results.

       "We are proud that Calpine achieved a growth rate of 63 percent even as our nation and industry faced difficult economic conditions," Cartwright said. "While 2002 will be a challenging year for the entire power industry, we believe the underlying, long-term growth in electricity demand, the historic swiftness with which power demand recovers in the wake of a recession, and the recent decisions by many of our competitors to curtail new plant construction will all work to Calpine's favor. We have a competitive advantage in our people, our strategies, and our market position designed to enable us to deliver solid performance to our shareholders."

CONFERENCE CALL INFORMATION

       Calpine will be hosting a conference call to discuss the company's outlook for 2002. The conference call will occur Wednesday, January 16, 2002, at 7:00 am PST. To participate via the teleconference (in listen-only mode), please dial 1-800-370-0869 at least five minutes before the start of the conference call. International callers may dial 1-973-872-3100. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the investor relations page of Calpine's web site at WWW.CALPINE.COM.


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CALPINE PLACES HOLD ON $2 BILLION OF 2002 CAPITAL COSTS
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January 16, 2002

       Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns 1.4 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

----------------------
(1) This non-GAAP measure is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation and amortization, plus distributions on trust preferred securities.

       This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms (iv) unseasonable weather patterns that produce reduced demand for power (v) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers (vi) cost estimates are preliminary and actual costs may be higher than estimated (vii) a competitor's development of lower-cost generating gas-fired power plants (viii) risks associated with marketing and selling power from power plants in the newly-competitive energy market (ix) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas, and (x) other risks identified from time to time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Current Report on Form 8-K filed on September 10, 2001, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, each of which is incorporated by reference in this offering circular.